Department of State: Division of Corporations

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Entity Details

File Number:	7470423	Incorporation Date / Formation Date:	5/19/2023 (mm/dd/yyyy)
Entity Name:	C3 BULLION INC.		
Entity Kind:	Corporation	Entity Type:	General
Residency:	Domestic	State:	State:
Status:	Good Standing	Status Date:	5/19/2023

TAX INFORMATION

Last Annual Report Filed:	0	Tax Due:	$ 0
Annual Tax Assessment:	$ 57177.0685	Total Authorized Shares:	20000000

REGISTERED AGENT INFORMATION

Name:	HARVARD BUSINESS SERVICES, INC.		
Address:	16192 COASTAL HWY		
City:	LEWES	County:	Sussex
State:	DE	Postal Code:	19958
Phone:	302-645-7400		

FILING HISTORY (Last 5 Filings)

Seq	Description	No. of pages	Filing Date (mm/dd/yyyy)	Filing Time	Effective Date (mm/dd/yyyy)
1	Conversion C3 BULLION	1	9/1/2023	4:58 PM	9/1/2023
2	Formation C3 BULLION	1	9/1/2023	4:58 PM	9/1/2023
3		1	5/19/2023	11:14 AM	5/19/2023

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